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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of NaviSite, Inc. of our report dated June 10, 2004 with respect to the consolidated balance sheet of Surebridge, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2003, which report appears in the Form 8-K filed by NaviSite, Inc. dated June 10, 2004; and to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ KPMG LLP
Providence, Rhode Island
March 2, 2005